MAIL DISTRIBUTION AGREEMENT

THIS AGREEMENT made the 9th day of September, by and between Capital Financial Media, LLC., with its principal offices at 120 A NE 5th Avenue, Delray Beach, FL 33483 ("Capital") and Torrent Energy Corporation with offices at Suite 528 - 666 Burrard Street, Vancouver, BC V6C 2X8 (the "Company").

WHEREAS,

A. the Company is in the business of exploration and development of coalbed methane gas;

B. the Company desires to publicize itself with the intention of making its name and business better known to the business community, potential shareholders and institutional investors;

C. the Company is interested in Capital facilitating the preparation and distribution of a direct mail piece ;

D. Capital is in the business of public relations, direct mail advertising and other related activities; and

E. Capital is willing to assist the Company by facilitating the preparation and distribution of the mail piece.

NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1. Engagement. Capital shall do the following:

(a) facilitate the preparation of a mailing package about the Company based on material and information furnished by the Company and in a form approved by the Company (the "Mail Package");

(b) distribute the Mail Package to no less than 500,000 U.S. residents in states that permit such mailing; no later than October 18th , 2004;

(c) facilitate the preparation of an email advertisement about the Company based on material and information furnished by the Company and in a form approved by the Company (the "Advertisement");

(d) distribute the Advertisement to no less than 2 million financial newsletter valid email addresses;no later than October 18th, 2004;

(e) facilitate coverage of the Company by a top financial e-letter to be approved in advance by the Company acting reasonably, for a continuous period of three months, such that the Company will be featured at least 4 times per month in the e-letter;

(f) facilitate the preparation of a mailing package about the Company based on material and information furnished by the Company and in a form approved by the Company (the "Newsletter Package");

(g) to distribute the Newsletter Package to no less than 75 financial newsletter editors no later than October 18th , 2004; and

(h) facilitate Shareholder communication for the Company utilizing ADP Streetlink Services.

(collectively, the "Services").

1.1 Company Representation. The Company represents that any information provided to Capital is true, accurate, complete, not misleading or deceptive in any respect, and can be substantiated by information in the Company's files or under its control.

1.2 No Assumption of Responsibility. Capital assumes no responsibility for the accuracy of the information furnished to it by the Company and is under no duty and is not being paid to verify that the information furnished is not false and misleading or omits to state any fact to ensure that the information distributed is not false, misleading or deceptive.

2. Assistance. The Company acknowledges that Capital will facilitate the preparation and distribution of a report on the Company. Capital shall assist in additional report mailings, as requested, based upon additional production budgets. All mail distributions by Capital sponsored by the Company will contain full disclosure that they are paid advertising. Such disclosure will include the amount and nature of compensation and associated costs of the program and, where feasible, the compensation to be received by Capital and/or any affiliate of Capital.

3. Preparation of Report. The Company will cooperate fully and timely with Capital to supply all materials reasonably requested by Capital to enable it to provide the Services.

4. Company Review. No information, document or other material about, concerning or referring to the Company shall be distributed by Capital unless and until the Company has reviewed and approved the same in writing. The Company will act diligently and promptly in reviewing materials submitted to it by Capital to enhance timely distribution of the materials and will inform Capital in writing of any inaccuracies contained in the material prepared prior to the projected publication and/or delivery dates.

5. Program Cost. In consideration of the Services to be performed by Capital and all costs incurred by Capital to provide the Services (including any and all costs incurred by Capital for services rendered by various vendors and sub-contractors retained by Capital to enable it to provide the Services) the Company shall pay to Capital the sum of $600,000 as follows:

(a) an initial non-refundable deposit of $100,000 to be paid on the signing of this Agreement;

(b) $50,000 payable on or before September 23rd , 2004;

(c) $150,000 payable on or before October 6th , 2004;

(d) $250,000 payable on or before October 14th , 2004, which must be received by Capital at least three (3) days prior to the first mailing of the initial distribution of the Mailing Package; and

e) $50,000 on or before October 25th, 2004.

See Exhibit A for funds delivery instructions and equity compensation.

6. Disclaimer. CAPITAL MAKES NO REPRESENTATION THAT: (A) THE PUBLICATION AND DISTRIBUTION OF THE COMPANY'S MATERIAL WILL RESULT IN ANY ENHANCEMENT TO THE COMPANY, (B) THE PRICE OF THE COMPANY'S PUBLICLY TRADED SECURITIES WILL INCREASE, (C) ANY PERSON WILL BECOME A SHAREHOLDER IN THE COMPANY AS A RESULT OF THE DISTRIBUTION, (D) ANY PERSON WILL LEND MONEY TO OR INVEST IN THE COMPANY OR (E) THAT IT HAS VERIFIED ANY OF THE FACTUAL CONTENT OF THE MAILING PACKAGE.

7. Limitation of Capital's Liability. If Capital or its sub-contractors fails to perform its services hereunder, the entire liability of Capital and its sub-contractors to the Company shall not exceed the amount of cash payment Capital has received from the Company. IN NO EVENT WILL CAPITAL OR ITS PRINCIPAL OR SUB-CONTRACTORS BE LIABLE FOR ANY INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES NOR FOR ANY CLAIM AGAINST THE COMPANY BY ANY PERSON OR ENTITY ARISING FROM OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY.

8. Ownership of Materials. After payment in full by the Company, all right, title and interest (including all copyright) in and to all documents and other materials, including any original content therein, to be produced by or through the facilitation of Capital in connection with the Services shall be the sole and exclusive property of the Company. Prior to the receipt of the last payment, the right title and interest in and to the materials and mailing package shall be the property of Capital.

9. Confidentiality. Capital shall not trade in Company securities with knowledge of, reveal or disclose to the public or any third person any Non-Public Information provided by the Company except in the performance of the Services and with the Company's written consent, or if required by law or by any court or governmental or regulatory authority, board or agency. Consultant agrees to use the same degree of care in protecting the Non-Public Information of the Company as it uses in protecting its own confidential information and agrees not to make use of such Non-Public Information other than in connection with its performance of this Agreement. "Non-Public Information" shall mean any information pertaining to the business, properties or financial status of the Company that the Company has not disclosed to the public, provided that Non-Public Information shall not include any information which (i) is or becomes generally available to the public other than as a result of a disclosure by Capital, (ii) was available to Capital prior to its disclosure to Capital by the Company, provided that such information is not known by Capital to be subject to another confidentiality agreement with another party, or (iii) becomes available to Capital on a non-confidential basis from a source other than the Company, provided that such source is not bound by a confidential agreement with the Company. Capital will ensure that a similar covenant of confidentiality exists between it and any vendors or sub-contractors that it reasonably believes will come in contact with Non-Public Information of the Company.

10. Notices. All notices hereunder shall be in writing and addressed to the party at the address set forth below, or at such address as to which written notice pursuant to this section may be given, and shall be given by personal delivery, by certified mail (return receipt requested), Express Mail, or by national overnight courier. If the Company is a non-resident of the United States, the equivalent services of the postal system of the Company's residence may be used. Notices will be deemed given upon the earlier of actual receipt or three (3) business days after being mailed or delivered to such courier service.

11. Notice shall be addressed to Capital at:

Capital Financial Media, LLC.
Attn: Brian Sodi, President
120A NE 5th Avenue
Delray Beach, FL 33483
(561) 272-0460

and to the Company at:

Torrent Energy Corporation
Attn: Thomas Mills
Suite 528 - 666 Burrard Street
Vancouver, BC V6C 2X8

Such addresses and notices may be changed at any time by either party by utilizing the foregoing notice procedures.

12. Compliance with Law. Capital shall have no obligation to send any mailings to residents of states of the United States of America in which the common stock of the Company cannot be secondarily traded on a solicited basis. The Company shall furnish a list of permissible states to Capital within ten (10) days of the furnishing of the initial retainer. The Company can supplement this list at any time up until five (5) days before the initial mailing. The Company and Capital will agree upon the states on that list to which the mailings will be directed.

13. Miscellaneous.

(a) Governing Law. This agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Florida without regard to the principles of conflicts of law thereof.

(b) Arbitration and Venue in Florida. The parties agree that any dispute arising out of this Agreement or other transactions contemplated thereby shall be arbitrated at the facilities of the American Arbitration Associate in Miami, Florida. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the State of Florida for any appeal of the arbitration award

(c) Multiple Counterparts. This Agreement, including the agreement to arbitrate, may be executed in multiple counterparts, each of which shall be deemed an original. It shall not be necessary that each party execute each counterpart, or that any one counterpart be executed by more than one party, so long as each party executes at least one counterpart.

(d) Separability. If any one or more of the provisions of this Agreement shall be held invalid, illegal, or unenforceable, and provided that such provision is not essential to the transaction provided for by this Agreement, such shall not affect any other provision hereof, and this Agreement shall be construed as is such provision had never been contained herein.

(e) Regulatory Acceptance. If the stock of the Company is listed on a foreign exchange(s), this Agreement shall be subject to its acceptance by such exchange(s) to the extent required by the rules of such exchange(s).

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have executed this Agreement on the date first above written.

Capital Financial Media, LLC. By: /s/ Brian Sodi Brian Sodi, President	Torrent Energy Corporation By: /s/ Thomas Mills Thomas Mills, President

EXHIBIT A

Equity Compensation Terms/Funds Delivery Instructions

The equity compensation package to consist of 2 components:

1) Issuance to Capital of an option to purchase 200,000 restricted common shares of the Company at a strike/exercise price of $1.00 for a period of 12-months from the date of distribution of the first 500,000 mailing packages. Option governed under the terms and conditions outlined below.

2) Issuance to Capital of an option to purchase 200,000 restricted common shares of the Company at a strike/exercise price of $2.00 for a period of 12-months from the date of distribution of the first 500,000 mailing packages under the terms and conditions outlined below.

Capital may exercise the option in whole or in part and may pay the exercise price (a) in cash or (b) by cashless exercise, as follows:

Capital shall notify option issuer together with a notice of cashless exercise, in which event the option issuer shall issue to the option holder the number of option shares to be determined as follows:

X = Y (A-B)/A

Where:

X = the number of option shares to be issued to the option holder.

Y = the number of option shares with respect to which this option is being exercised.

A = the average of the closing prices of the Common Stock for the five (5) Trading Days immediately prior to (but not including) the Date of Exercise.

B = the Exercise Price.

By Wire:

Wachovia Bank
1660 South Congress Avenue
Delray Beach, FL 33445
ABA # 063000021
Swift # PNBPUS33
Customer Name: Capital Financial Media
Customer Account #: 9986148113

By Check:

Capital Financial Media, LLC.
Attn: Brian Sodi
120A NE 5th Avenue
Delray Beach, FL 33483

(561) 272-0460